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                                                                 EXHIBIT 99.1




                                                    [AMERICAN HEALTHWAYS LOGO]


FOR IMMEDIATE RELEASE                      Contact: Mary A. Chaput
                                                    Executive Vice President and
                                                    Chief Financial Officer
                                                    (615) 665-1122

              AMERICAN HEALTHWAYS TO PRESENT AT CIBC WORLD MARKETS
                     FOURTEENTH ANNUAL HEALTHCARE CONFERENCE

                           -------------------------

 LIVE INTERNET BROADCAST, REPLAY OF PRESENTATION AVAILABLE ON COMPANY'S WEBSITE

NASHVILLE, TENN. (NOVEMBER 7, 2003) - American Healthways, Inc. (Nasdaq/NM:
AMHC) today announced that it will participate in the Fourteenth Annual Healthcare Conference hosted by CIBC World Markets November 10th through November 12th in New York. Ben R. Leedle Jr., the Company's president and chief executive officer will present on Tuesday, November 11, 2003, at 1:30 p.m. Eastern.

         The presentation will be broadcast live on the Web and will be available for replay at www.americanhealthways.com. To view the presentation live, please visit the site at least 15 minutes in advance to download and install any necessary audio software.

ABOUT AMERICAN HEALTHWAYS

         American Healthways, Inc. is the nation's leading and largest provider of specialized, comprehensive disease management and care enhancement services to health plans, physicians, medical management organizations and hospitals. The Company's programs have been reviewed and approved for clinical excellence by Johns Hopkins and remain the only disease management programs to have been certified or accredited by the National Committee on Quality Assurance (NCQA), the Joint Commission on Accreditation of Health Care Organizations (JCAHO), and the American Accreditation Healthcare Commission (URAC). As of Aug. 31, 2003, the Company had 838,000 actual lives under management. American Healthways has contracts to provide disease and care management programs in all 50 states, the District of Columbia, Puerto Rico and Guam. For more information visit www.americanhealthways.com.


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                                              3541 Green Hills Village Drive
                                              Nashville, Tennessee 37215
                                              telephone: 615-665-1122
                                              facsimile: 615-665-7697
                                              www.americanhealthways.com